EXHIBIT 32



                                 CERTIFICATIONS
                                 --------------


     I, David Freedman, hereby certify that the periodic report being filled herewith containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (16 U.S. C. 78m or 78o(d)) and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of New Brunswick Scientific Co., Inc. for the period covered by said periodic report.

August  11,  2006             /s/  PersonNameDavid  Freedman
                              ------------------------------
                              Name:  David  Freedman
                              Chairman  and
                                Chief  Executive  Officer



     I, Thomas Bocchino, hereby certify that the periodic report being filled herewith containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (16 U.S. C. 78m or 78o(d)) and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of New Brunswick Scientific Co., Inc. for the period covered by said periodic report.

August 11, 2006               /s/ Thomas Bocchino
                              -------------------
                              Name:  Thomas  Bocchino
                              Vice  President,  Finance,
                                Chief  Financial  Officer  and  Treasurer


A signed original of this written statement required by Section 906 has been provided to New Brunswick Scientific Co., Inc. and will be retained by New Brunswick Scientific Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.